SECOND ADDENDUM TO THE SALE AGREEMENT
concluded on or about 18 October 2017
by
ANGLOGOLD ASHANTI LIMITED
(Registration No. 1944/017354/06)
and
HARMONY GOLD MINING COMPANY LIMITED
(Registration No. 1950/038232/06)
and
HARMONY MOAB KHOTSONG OPERATIONS PROPRIETARY LIMITED (previously known as Coreland Property Investment Company Proprietary Limited)
(Registration No. 2006/039120/07)

(the "Second Addendum")

TABLE OF CONTENTS

Clause number and description    Page

1.	INTERPRETATION AND RECORDAL 3

2.	AMENDMENT 5

3.	CONTINUATION OF THE SALE AGREEMENT AS AMENDED 5

4.	WHOLE AGREEMENT, NO AMENDMENT 5

5.	COSTS 7

6.	EXECUTION IN COUNTERPARTS 7

WHEREBY IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION AND RECORDAL

1.1.	In this Second Addendum, unless the context otherwise requires, the following expressions shall bear the meanings assigned to them below and cognate expressions bear corresponding meanings –

1.1.1.
“Agreement in relation to the BEE Agreements CP” means the agreement in relation to the Condition Precedent in clause 2.1.2 of the Sale Agreement entered into between AngloGold, Harmony and the Purchaser on or about 19 February 2018, whereby, inter alia, the Condition Precedent contained in clause 2.1.2 of the Sale Agreement was deleted;

1.1.2.
“Agreement of Extension” means the agreement of extension entered into between AngloGold and the Purchaser on or about 12 January 2018, whereby the date set for fulfilment of the Condition Precedent contained in clause 2.1.2 of the Sale Agreement was extended to 7 February 2018;

1.1.3.
“Agreement of Second Extension” means the agreement of second extension entered into between AngloGold, Harmony and the Purchaser on or about 7 February 2018, whereby the date set for fulfilment of the Condition Precedent contained in clause 2.1.2 of the Sale Agreement was extended to 19 February 2018;

1.1.4.	“First Addendum” means the addendum to the Sale Agreement entered into between the Parties on or about 16 November 2017;

1.1.5.
“Sale Agreement” means the agreement entered into between the Parties on or about 18 October 2017 as amended by the First Addendum, the Agreement of Extension, the Agreement of Second Extension and the Agreement in relation to the BEE Agreements CP; and

1.1.6.	all other capitalised terms used herein are terms defined in the Sale Agreement which shall bear the same meaning when used herein.

1.2.	It is recorded as follows -

1.2.1.	During the Interim Period, AngloGold:

1.2.1.1.
entered into a sale agreement with South Vaal Farms Proprietary Limited on or about 15 November 2017 whereby, inter alia, AngloGold is to acquire the Remaining Extent of the farm Zuiping 394 from South Vaal Farms Proprietary Limited on the terms and conditions contained therein (a copy of which is attached hereto as Annexure A);

1.2.1.2.
entered into a lease agreement with Abraham Carel Greyling Senekal and Mariane Gertruida Senekal on or about 22 November 2017 whereby, inter alia, Abraham Carel Greyling Senekal and Mariane Gertruida Senekal lets to AngloGold Portion 2 of the farm Zuiping 394 on the terms and conditions contained therein (a copy of which is attached hereto as Annexure B); and

1.2.1.3.
constructed a road across the Remaining Extent of the farm Zuiping 394 and Portion 2 of the farm Zuiping 394 in order to transport material from the Moab Khotsong Mine to the Great Noligwa Gold Processing Plant;

1.2.2.
AngloGold wishes to transfer to the Purchaser the Remaining Extent of the farm Zuiping 394 as a Sale Asset, voetstoots, conditional on and subject to (i) the transfer of the Remaining Extent of the farm Zuiping 394 being registered in the relevant Deeds Registry into the name of AngloGold, and (ii) the Sale Agreement becoming unconditional in accordance with its terms;

1.2.3.
AngloGold wishes to cede and delegate (with effect from the Closing Date) to the Purchaser all of its rights, title and interests in and to and all prospective obligations in respect of the aforementioned lease agreement as a Contract, and the Purchaser wishes to accept such cession and delegation;

1.2.4.
AngloGold wishes to transfer to the Purchaser the remaining northern portion of the Great Noligwa bridge not (already) transferred under SRP 187/77 as a Sale Asset to allow the Purchaser to gain primary access across the Vaal River to the VR Mining Business;

1.2.5.
The Parties wish to reconfigure and clarify exactly which of the properties listed in paragraph (A) of Annexure I constitute VR Mining Properties so as to overcome legal impediments to transfer of ownership thereof to the Purchaser;

1.2.6.
The implementation of the transactions contemplated in the Sale Agreement requires the granting of various servitudes in favour of, and/or the transfer of various surface right permits to, the Purchaser. The Parties wish to clarify the manner in which to give effect to these requirements;

1.2.7.
The Parties agree to extend the time periods in relation to the post-Signature Date deliverables set out in clauses 11.16, 12.1, 12.2.5.1, 12.3.5, 12.4.4, 22.5.1, 22.5.1.1, and 22.5.2 of the Sale Agreement; and

1.2.8.	The Parties accordingly wish to enter into this Second Addendum to provide for certain amendments to the Sale Agreement.

1.3.	For the avoidance of doubt, any reference to this Second Addendum includes a reference to Annexure A, Annexure B and Annexure C.

2.	AMENDMENT
The Sale Agreement is hereby amended on the basis contemplated in Annexure C, in which the amendments to the Sale Agreement have been reflected in colour.

3.	CONTINUATION OF THE SALE AGREEMENT AS AMENDED
Save as specifically contemplated in this Second Addendum, the Sale Agreement shall continue to be of force and effect on the basis of its terms and conditions, as amended by the First Addendum, the Agreement of Extension, the Agreement of Second Extension and the Agreement in relation to the BEE Agreements CP.

4.	NUFCOR PREFERENCE SHARES

4.1.
AngloGold undertakes in favour of the Purchaser to use its reasonable endeavours and co-operate in good faith to procure that, as soon as possible following the date of this Second Addendum (and if possible prior to the Closing Date):

4.1.1.
AngloGold acquires any and all issued preference shares of Nufcor (to the extent such preference shares are not already owned by AngloGold) and delivers to the Purchaser an updated securities register of Nufcor confirming such acquisition;

4.1.2.
following the acquisition of preference shares referred to in clause 4.1.1 above, either (at the election of the Purchaser in writing) (i) subject to applicable Laws and to the extent that it is within AngloGold’s powers to do so, Nufcor duly repurchases from AngloGold and cancels all of the issued preference shares of Nufcor against payment of a total aggregate purchase price in the amount of R1 (one Rand) or (ii) AngloGold duly sells and transfers to the Purchaser all of the issued preference shares of Nufcor against payment of a total aggregate purchase price in the amount of R1 (one Rand).

4.2.	The Purchaser undertakes in favour of AngloGold to use its reasonable endeavours and co-operate in good faith to procure the implementation of the matters contemplated in clause 4.1.

5.	WHOLE AGREEMENT, NO AMENDMENT

5.1.
This Second Addendum constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any other discussions, agreements and/or understandings regarding the subject matter hereof.

5.2.
No amendment or consensual cancellation of this Second Addendum or any provision or term hereof or of any agreement or other document issued or executed pursuant to or in terms of this Second Addendum and no settlement of any disputes arising under this Second Addendum and no extension of time, waiver, relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this Second Addendum or of any agreement or other document issued pursuant to or in terms of this Second Addendum shall be binding unless recorded in a written document signed by the Parties (or in the case of an extension of time, waiver, relaxation or suspension, signed by the Party granting such extension, waiver, relaxation or suspension). Any such extension, waiver, relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

5.3.	No oral undertaking not to sue (pactum de non petendo) shall be of any force or effect.

5.4.
No extension of time or waiver or relaxation of any of the provisions or terms of this Second Addendum or any agreement or other document issued or executed pursuant to or in terms of this Second Addendum, shall operate as an estoppel against any Party in respect of its rights under this Second Addendum, nor shall it operate so as to preclude such Party thereafter from exercising its rights strictly in accordance with this Second Addendum.

5.5.
To the extent permissible by law no Party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

5.6.	This Second Addendum shall be governed by and interpreted in accordance with the substantive laws of the Republic of South Africa.

6.	COSTS
Each Party shall bear its own costs in respect of and incidental to the preparation and negotiation of this Second Addendum.

7.	EXECUTION IN COUNTERPARTS
This Second Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

SIGNED by the Parties on the following dates and at the following places respectively:

For:	ANGLOGOLD ASHANTI LIMITED

Signature:	/s/ CE Carter
who warrants that he / she is duly authorised thereto

Name:	CE Carter

Date:	February 28, 2018

Place:	Miami

For:	HARMONY GOLD MINING COMPANY LIMITED

Signature:	/s/ Peter William Steenkamp
who warrants that he / she is duly authorised thereto

Name:	Peter William Steenkamp

Date:	February 28, 2018

Place:	Krugersdorp

For:	HARMONY GOLD MINING COMPANY LIMITED

Signature:	/s/ Frank Abbott
who warrants that he / she is duly authorised thereto

Name:	Frank Abbott

Date:	February 28, 2018

Place:	Sandton

For:	HARMONY MOAB KHOTSONG OPERATIONS PROPRIETARY LIMITED

Signature:	/s/ Velile Phillip Tobias
who warrants that he / she is duly authorised thereto

Name:	Velile Phillip Tobias

Date:	February 28, 2018

Place:	Randfontein

For:	HARMONY MOAB KHOTSONG OPERATIONS PROPRIETARY LIMITED

Signature:	/s/ Herman Perry
who warrants that he / she is duly authorised thereto

Name:	Herman Perry

Date:	February 28, 2018

Place:	Johannesburg

Annexure A– Sale Agreement: RE of Zuiping 394

Annexure B    – Lease Agreement: Portion 2 of Zuiping 394

Annexure C    – Sale Agreement